Exhibit 10.16
NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 26, 2013 (the “Agreement Date”), by and between OMAGINE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and YA GLOBAL MASTER SPV, LTD., a Cayman Islands exempt limited partnership (the “Investor”).
WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor, as provided herein, and the Investor shall purchase a note substantially in the form attached hereto as Exhibit A (the “Note”) in an aggregate principal amount of $200,000;

WHEREAS, capitalized terms used but not defined herein have the meaning given thereto in the Standby Equity Distribution Agreement, between the Company and the Investor dated May 4, 2011, as amended by that Amendment Agreement (as so amended, the “SEDA”) dated as of June 21, 2011; and

WHEREAS, the parties desire to extend the term of the SEDA by one year to September 1, 2014.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. EXTENSION OF SEDA TERM.

(a) Extension of SEDA Term. Each of the Company and the Investor hereby extend the term of the SEDA. Accordingly, all the original terms and conditions of the SEDA shall remain in effect except that Section 10.02(a) of the SEDA is hereby deleted and is replaced with the following:

Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) September 1, 2014 or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b) Registration Statement. As promptly as reasonably possible after the Agreement Date, the Company shall file with the SEC a post-effective amendment to the Registration Statement (the “PE Amendment”) to update the Registration Statement to reflect the extension to the SEDA term as set forth herein and any other updates or changes that may be necessary or required. Promptly after the date that the PE Amendment is declared effective by the SEC (the “Effective Date”), the Company shall file an updated prospectus with the SEC reflecting the extension to the SEDA term and any other updates or changes as reflected in the PE Amendment (the “Prospectus Filing”).

2. PURCHASE AND SALE OF NOTE;

(a) Purchase of Note. On the first Trading Day of the month next following the satisfaction of all of the conditions precedent set forth below (the “Closing Date”), the Company shall sell, and the Investor shall purchase, a Note in the principal amount of $200,000 on the terms and conditions and in reliance on the Company’s representations and warranties, all as set forth herein. The Note shall be in the form attached hereto as Exhibit A.

(b) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Investor shall deliver to the Company the principal amount of the Note to be issued and sold to the Investor; provided, however, that the Investor shall deduct a 10% monitoring fee from the proceeds of the Note and such fee will be placed into an escrow account and used to compensate the Investor’s investment manager for monitoring and managing the purchase and investment over the life of the Note, and (ii) the Company shall deliver to the Investor, the Note duly executed on behalf of the Company.

(c) Conditions Precedent. The obligation of the Investor hereunder to purchase the Note pursuant hereto is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

i.	There shall not have been any condition, circumstance, or situation that has resulted in or would reasonably be expected to result in a Material Adverse Effect;
ii.	The Common Stock shall be authorized for quotation or trading on the Principal Market and trading in the Common Stock shall not have been suspended for any reason;
iii.
Except as specifically waived by Investor pursuant to that certain letter dated May 22, 2012 signed by Investor (the “Waiver Letter”) and attached hereto as Exhibit B, the representations and warranties of the Company set forth in Article IV of the SEDA shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and as if all references therein to “Agreement” are to this Agreement and all references to the sale of “Shares” or “Common Stock” are references to the Note being sold pursuant hereto;

iv.	Both the Effective Date and the Prospectus Filing shall have occurred;
v.	The Company is not in material default nor aware of any potential material default with any of its lenders, except as has been disclosed in the Company’s filings with the SEC; and
vi.	The Company has received all necessary authorizations to sell the Note to the Investor.
(d) In the event that the Closing Date has not occurred by September 30, 2013, the Investor may terminate this Agreement.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES. The Investor hereby represents and warrants to, and agrees with, the Company that as of the Agreement Date and as of the Closing Date, the representations and warranties of the Investor set forth in Article III of the SEDA are true and correct (except for representations and warranties that speak as of a specific date) and as if all references therein to “Agreement” are to this Agreement and all references to the sale of “Shares” or “Common Stock” are references to the Note being sold pursuant hereto.

4. COMPANY’S REPRESENTATIONS AND WARRANTIES The Company hereby represents and warrants to, and agrees with, the Investor that as of the Agreement Date and as of the Closing Date, except as specifically waived by Investor pursuant to the Waiver Letter, the representations and warranties of the Company set forth in Article IV of the SEDA are true and correct (except for representations and warranties that speak as of a specific date) and as if all references therein to “Agreement” are to this Agreement and all references to the sale of “Shares” or “Common Stock” are references to the Note being sold pursuant hereto
.
5. INDEMNIFICATION. The parties agree that except as specifically waived by Investor pursuant to the Waiver Letter, Article V of the SEDA shall apply to this Agreement.

6. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, for the adjudication of any civil action asserted pursuant to this paragraph.

7. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Omagine, Inc.
Empire State Building
350 Fifth Avenue, Suite 4815-17 New York, New York 10118
Attention: Chief Executive Officer
Telephone: (212) 563-4141
Facsimile: (212) 563-3355

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Michael Ference
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to the Holder:	YA Global Master SPV, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 985-8300 Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8. MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(b) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor and the Company with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

[signature page follows]

IN WITNESS WHEREOF, each of the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
OMAGINE, INC.

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski
Vice-President & Secretary

INVESTOR:
YA GLOBAL MASTER SPV LTD.

By:	Yorkville Advisors Global LP
Its: Investment Manager
By: Yorkville Advisors Global LLC
Its: General Partner

By:	Mark Angelo
Name: Mark Angelo
Title: Managing Partner

Exhibit A
Form of Note

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

OMAGINE, INC.

Note
No. Omagine-PN1	Original Principal Amount: $200,000

FOR VALUE RECEIVED, Omagine, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA Global Master SPV, Ltd. or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption or otherwise, the “Principal”) when due, whether a regularly scheduled principal payment or upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date defined in Section 17 hereof as the Issuance Date (the “Issuance Date”) until the same is paid, whether a regularly scheduled interest payment or upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof).

This Note is being issued pursuant to that certain Note Purchase Agreement dated as of July 26, 2013 (the "Note Purchase Agreement“) between the Company and the Holder.

Certain capitalized terms used herein but otherwise not defined herein are defined in Section 17 or in the Note Purchase Agreement.

II. GENERAL TERMS

A. Advance of Original Principal Amount. In consideration for the issuance of this Note (this “Note”) on the Issuance Date by the Company, the Holder shall advance and make available to the Company on the Issuance Date the Original Principal Amount by wire transfer of immediately available funds to the account indicated by the Company on Schedule I attached hereto.

B. Maturity Date. The term of this Note shall expire on the first Business Day of the twelfth (12th) month after the month in which the Issuance Date occurs (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all then outstanding Principal and accrued and unpaid Interest.

C. Payments. On each of the eleven Installment Dates, the Company shall pay to the Holder an amount equal to the relevant Installment Amount due on such Installment Date as listed on Schedule III hereto. Principal and Interest (if any) owed under this Note must be paid by wire transfer of immediately available funds to the account listed on Schedule II hereto (or to any other account specified by the Holder to the Company before the Maturity Date by notice given in accordance with Section 7 hereof).

D. Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate equal to 10% per annum (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

III. NO PREPAYMENT PENALTY. The Company may prepay all or any part of the balance outstanding hereunder at any time without penalty.

IV. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

A. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Note and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Note and any related agreements have been duly executed and delivered by the Company, (iv) this Note and any related agreements (assuming the execution and delivery thereof and acceptance by the Investor and the occurrence of the Issuance Date), constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

B. The execution, delivery and performance by the Company of its obligations under this Note will not (i) result in a violation of the Company’s Articles of Incorporation or By-laws or any certificate of designation of any outstanding series of preferred stock of the Company or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect.

V. EVENTS OF DEFAULT.

A. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

1. the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note;

2. the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences, or there shall be commenced against the Company or any subsidiary of the Company, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company, in each case which remains un-dismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall admit in writing that it is unable to pay its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

3. the Common Stock ceases to be quoted or listed for trading on the Principal Market and shall not again be quoted or listed for trading on any Principal Market within five Trading Days of such delisting;

4. the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, all Principal and accrued and unpaid Interest due under this Note will be paid in full or the Holder consents to such Change in Control;

5. except as specifically waived by Investor pursuant to the Waiver Letter, the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note or the Standby Equity Distribution Agreement (the “SEDA”) between the Company and the Holder which is not cured within the time prescribed in this Note or in the SEDA, as applicable, or if not so prescribed, within ten days after notice to the Company by the Holder of such material failure, breach or default;

6. the Company shall terminate the SEDA; or

7. an event of default by the Company under any other material obligation, instrument, note or agreement for borrowed money occurring after the Issuance Date of this Note and continuing beyond any applicable notice and/or grace period, and as a result of which the obligations of the Company under such material obligation, instrument, note or agreement have been accelerated.

VI. REMEDY UPON DEFAULT. During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred, the Holder, by notice in writing to the Company, may at any time and from time to time declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 4(a)(ii) has occurred, the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. In addition, for so long as an Event of Default has occurred and remains uncured, the Company shall pay default interest at the rate of 15% per annum until the applicable Event of Default is cured. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

VII. REISSUANCE OF THIS NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

VIII. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Omagine, Inc.
Empire State Building
350 Fifth Avenue, Suite 4815-17 New York, New York 10118
Attention: Chief Executive Officer
Telephone: (212) 563-4141
Facsimile: (212) 563-3355

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Michael Ference
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to the Holder:	YA Global Master SPV, Ltd.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Telephone: (201) 985-8300 Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

IX. No provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note; or (ii) enter into any agreement with respect to any of the foregoing.

X. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

XI. This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

XII. If an Event of Default has occurred, then the Company shall reimburse the Holder promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

XIII. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

XIV. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.

XV. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

XVI. Assignment of this Note by the Company shall be prohibited without the prior written consent of the Holder. Prior to the Maturity Date, the Holder shall not sell, transfer, negotiate or otherwise make any disposition of this Note or any portion thereof without the prior written consent of the Company.

XVII. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

XVIII. CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings:

A. “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

B. “Installment Amount” means the principal and interest payment due on an Installment Date as set forth on Schedule III hereto.

C. “Installment Date” means the eleven (11) dates on which Installment Amounts are due to be paid in accordance with Schedule III hereto.

D. “Issuance Date” means the Closing Date (as that term is defined in the Note Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of July 26, 2013.

COMPANY:
OMAGINE, INC.

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski
Vice-President & Secretary

Schedule I
(Company Account Information)

Omagine, Inc.

Schedule II
(Holder Account Information)

YA Global Master SPV Ltd

Schedule III
Repayment Schedule

	Installment Date	Principal Payments	Interest Payments	Installment Amount*
Pmt. #	Issuance Date
	1st Business Day of the 1st month after the Issuance Date	0	0	0
1	1st Business Day of the 2nd month after the Issuance Date	12,500.00	1,698.63	14,198.63
2	1st Business Day of the 3rd month after the Issuance Date	12,500.00	1,541.10	14,041.10
3	1st Business Day of the 4th month after the Issuance Date	12,500.00	1,486.30	13,986.30
4	1st Business Day of the 5th month after the Issuance Date	17,500.00	1,335.62	18,835.62
5	1st Business Day of the 6th month after the Issuance Date	17,500.00	1,231.51	18,731.51
6	1st Business Day of the 7th month after the Issuance Date	17,500.00	1,082.88	18,582.88
7	1st Business Day of the 8th month after the Issuance Date	20,000.00	843.84	20,843.84
8	1st Business Day of the 9th month after the Issuance Date	20,000.00	764.38	20,764.38
9	1st Business Day of the 10th month after the Issuance Date	20,000.00	575.34	20,575.34
10	1st Business Day of the 11th month after the Issuance Date	20,000.00	424.66	20,424.66
11	1st Business Day of the 12th month after the Issuance Date	30,000.00	246.58	30,246.58
		200,000.00	11,230.84	211,230.84

* Installment Amount is the aggregate payment to be paid by the Company to the Holder on the Installment Date. Such amount represents principal and interest.

Exhibit B
The Waiver Letter

Previously filed with the SEC on September 12, 2012 as an exhibit to the Company’s registration statement on Form S-1/A (File No. 333-175168) and incorporated herein by reference thereto.